Schwartz Levitsky Feldman llp
Chartered Accountants
Toronto, Montreal

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2008, relating to the consolidated financial statements of China Automotive Systems, Inc. included in the Registration Statement for the fiscal years ended December 31, 2007 and 2006. We also consent to the reference to our Firm under the caption "Experts" in the prospectus, which is part of such Registration Statement.

/s/ Schwartz Levitsky Feldman llp
Toronto, Ontario, Canada	Chartered Accountants
April 15, 2008	Licensed Public Accountants

1167 Caledonia Road
Toronto, Ontario M6A 2X1
Tel: 416-785-5353
Fax: 416-785-5663